 Exhibit 10.4

SIXTH AMENDMENT TO PROMISSORY NOTE

This SIXTH AMENDMENT TO PROMISSORY NOTE (the “Amendment”) by and between Lazarus Energy, LLC, a Delaware limited liability company (“Maker”), and John H. Kissick (“Payee”) is made effective as of September 18, 2017 (the “Effective Date”). The Maker and the Payee shall be referenced individually as a “Party” and collectively as “Parties”.

WHEREAS, the Maker and the Payee are Parties to that certain Promissory Note dated June 1, 2006 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Note”), to which reference is hereby made for all purposes; and

WHEREAS, pursuant to the terms of that certain Debt Assumption Agreement dated as of the Effective Date among Lazarus Energy Holdings, LLC, the Maker and the Payee, the Parties desire to amend the Note as set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Note.

2.
Amendments to the Note. The Note is hereby amended as follows:

(a)
The Principal Amount of the Note is hereby increased, effective as of the Effective Date, by $3,677,953 (such amount, the “Additional Principal Amount”).

(b)
Notwithstanding anything in the Note to the contrary, interest on the Additional Principal Amount shall begin to accrue on the Effective Date.

3.
Accrued and Unpaid Interest. The Payee and the Maker hereby acknowledge and agree that (a) the outstanding Principal Amount of the Note as of the Effective Date, including the Additional Principal Amount, is $4,964,141, and (b) the accrued and unpaid interest on the Note as of the Effective Date is $1,829,867.

4.
Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Note and the Deed of Trust are and shall remain in full force and effect and are hereby ratified and confirmed by the Maker. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Note or Deed of Trust or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Maker that would require the waiver or consent of the Payee.

5.
Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Payee and the Maker and each of their respective successors and assigns.

Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any Party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall he effective as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment effective as of the Effective Date.

Lazarus Energy, LLC, as Maker

By:	/s/ JONATHAN P. CARROLL
Name: Jonathan P. Carroll
Title: President

John H. Kissick, as Payee

By:	/s/ JOHN H. KISSICK
Name: John H. Kissick

Signature Page to Sixth Amendment to Promissory Note